SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Item 5. Other Events

     On May 11, 2004, The Goodyear Tire & Rubber Company (the “Company”) issued a news release announcing, among other things: (i) that it would report fourth quarter 2003 financial results and details of its previously announced restatement of financial results on May 19, 2004; (ii) that the Company will not file its Quarterly Report on Form 10-Q for the first quarter of 2004 by May 30, 2004, as required in its loan agreements and would initiate discussions with lenders to extend the deadline for filing the 10-Q by 30 days; (iii) that it was seeking an amendment from its European credit facility lenders to allow until June 4, 2004, for delivery to its lenders of the 2003 audited financial statements for its Goodyear Dunlop Tires Europe BV joint venture, and that the Company must complete the financial statements or obtain this amendment by May 19, 2004 in order to file its 2003 Annual Report on Form 10-K by that date and avoid defaults under its principal credit facilities. The news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Exhibits

Designation of
Exhibits in this Report	Description of Exhibit
99.1	News Release dated May 11, 2004.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Date: May 12, 2004	By /s/ Robert W. Tieken Robert W. Tieken Executive Vice President and Chief Financial Officer